INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2023 RESULTS

— — —

GAAP DILUTED EPS OF $1.20, ADJUSTED1 EPS OF $1.32
GAAP NET REVENUES OF $1,000 MILLION, ADJUSTED NET REVENUES OF $1,064 MILLION

GREENWICH, CONN, July 18, 2023 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended June 30, 2023.

Reported diluted earnings per share were $1.20 for the current quarter and $1.32 as adjusted. For the year-ago quarter, reported diluted earnings per share were $0.72 and $0.84 as adjusted.

Reported net revenues were $1,000 million for the current quarter and $1,064 million as adjusted. For the year-ago quarter, reported net revenues were $656 million and $717 million as adjusted.

Reported income before income taxes was $652 million for the current quarter and $716 million as adjusted. For the year-ago quarter, reported income before income taxes was $392 million and $453 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•
Commission revenue was unchanged at $322 million. Customer trading volume was mixed across product types with options contracts volume up 9% while futures contracts and stock share volumes were down 3% and 28%, respectively.

•	Net interest income increased 99% to $694 million on higher benchmark interest rates and customer credit balances.

•
Execution, clearing and distribution fees expenses increased 21% to $93 million driven by higher customer trading volume in options, the non-recurrence of a $3 million OCC rebate in the year-ago quarter, and a $1 million increase in market data fees, which are associated with market data revenue included in other fees and services.

•
General and administrative expenses increased $43 million to $85 million. The increase is largely attributable to reserves related to the previously-disclosed regulatory investigations into the use of unapproved electronic messaging and record-keeping requirements. As has been publicly reported, the SEC and CFTC are conducting an industry-wide sweep that has resulted in substantial settlements with other financial services firms.

•	Reported pretax profit margin was 65% for the current quarter and 67% as adjusted. For the year-ago quarter, reported pretax margin was 60% and 63% as adjusted.

•	Total equity of $12.7 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on September 14, 2023, to shareholders of record as of September 1, 2023.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 19% to 2.29 million.
•	Customer equity increased 24% to $365.0 billion.
•	Total DARTs[2] decreased 14% to 1.87 million.
•	Cleared DARTs decreased 13% to 1.67 million.
•	Customer credits increased 7% to $98.9 billion.
•	Customer margin loans decreased 2% to $41.9 billion.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $24 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.14%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $55 million) and (2) Other Comprehensive Income (gain of $31 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, July 18, 2023, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register.vevent.com/register/BIdb81bf27b8a947f2af9d311979370b58 to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 150 markets in numerous countries and currencies, from a single unified platform to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. For the sixth consecutive year, Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its June 9, 2023, Best Online Brokers Review.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
	(in millions, except share and per share data)

Revenues:
Commissions	$322	$322	$679	$671
Other fees and services	47	43	90	96
Other loss	(63)	(57)	(44)	(96)
Total non-interest income	306	308	725	671

Interest income	1,545	460	2,892	792
Interest expense	(851)	(112)	(1,561)	(162)
Total net interest income	694	348	1,331	630
Total net revenues	1,000	656	2,056	1,301

Non-interest expenses:
Execution, clearing and distribution fees	93	77	188	148
Employee compensation and benefits	136	112	264	223
Occupancy, depreciation and amortization	25	23	49	45
Communications	10	9	19	17
General and administrative	85	42	121	80
Customer bad debt	(1)	1	2	2
Total non-interest expenses	348	264	643	515

Income before income taxes	652	392	1,413	786
Income tax expense	51	32	112	60
Net income	601	360	1,301	726
Net income attributable to noncontrolling interests	476	288	1,028	581
Net income available for common stockholders	$125	$72	$273	$145

Earnings per share:
Basic	$1.21	$0.73	$2.65	$1.47
Diluted	$1.20	$0.72	$2.62	$1.46

Weighted average common shares outstanding:
Basic	103,587,557	98,853,981	103,274,846	98,541,798
Diluted	104,463,729	99,695,489	104,254,888	99,461,867

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$125	$72	$273	$145
Other comprehensive income:
Cumulative translation adjustment, before income taxes	7	(24)	12	(34)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	7	(24)	12	(34)
Comprehensive income available for common stockholders	$132	$48	$285	$111

Comprehensive earnings per share:
Basic	$1.28	$0.48	$2.76	$1.12
Diluted	$1.27	$0.47	$2.74	$1.11

Weighted average common shares outstanding:
Basic	103,587,557	98,853,981	103,274,846	98,541,798
Diluted	104,463,729	99,695,489	104,254,888	99,461,867

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$476	$288	$1,028	$581
Other comprehensive income - cumulative translation adjustment	24	(81)	38	(112)
Comprehensive income attributable to noncontrolling interests	$500	$207	$1,066	$469

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			June 30, 2023	December 31, 2022
			(in millions)

Assets
Cash and cash equivalents			$3,681	$3,436
Cash - segregated for regulatory purposes			25,770	25,167
Securities - segregated for regulatory purposes			33,457	31,781
Securities borrowed			5,999	4,749
Securities purchased under agreements to resell			6,431	6,029
Financial instruments owned, at fair value			495	485
Receivables from customers, net of allowance for credit losses			41,966	38,760
Receivables from brokers, dealers and clearing organizations			1,400	3,469
Other assets			1,394	1,267
Total assets			$120,593	$115,143

Liabilities and equity

Liabilities
Short-term borrowings			$17	$18
Securities loaned			10,261	8,940
Financial instruments sold but not yet purchased, at fair value			157	146
Other payables:
Customers			95,999	93,195
Brokers, dealers and clearing organizations			376	291
Other payables			1,126	938
			97,501	94,424
Total liabilities			107,936	103,528

Equity
Stockholders' equity			3,158	2,848
Noncontrolling interests			9,499	8,767
Total equity			12,657	11,615
Total liabilities and equity			$120,593	$115,143

	June 30, 2023		December 31, 2022
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	104,363,296	24.8%	102,927,703	24.5%
Noncontrolling interests (IBG Holdings LLC)	316,609,102	75.2%	316,609,102	75.5%

Total IBG LLC membership interests	420,972,398	100.0%	419,536,805	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2020	620,405		56,834		27,039		704,278		2,795
2021	871,319	40%	78,276	38%	32,621	21%	982,216	39%	3,905
2022	735,619	(16%)	70,049	(11%)	32,863	1%	838,531	(15%)	3,347

2Q2022	186,791		18,274		8,327		213,392		3,442
2Q2023	161,710	(13%)	14,071	(23%)	8,383	1%	184,164	(14%)	2,970

1Q2023	180,261		15,369		8,187		203,817		3,287
2Q2023	161,710	(10%)	14,071	(8%)	8,383	2%	184,164	(10%)	2,970
CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	624,035		167,078		338,513,068
2021	887,849	42%	154,866	(7%)	771,273,709	128%
2022	908,415	2%	207,138	34%	330,035,586	(57%)

2Q2022	217,642		51,562		81,137,875
2Q2023	236,803	9%	49,644	(4%)	58,720,684	(28%)

1Q2023	247,508		55,197		75,522,066
2Q2023	236,803	(4%)	49,644	(10%)	58,720,684	(22%)
ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	584,195		164,555		331,263,604
2021	852,169	46%	152,787	(7%)	766,211,726	131%
2022	873,914	3%	203,933	33%	325,368,714	(58%)

2Q2022	209,124		50,707		80,079,410
2Q2023	227,884	9%	49,040	(3%)	57,711,637	(28%)

1Q2023	239,038		54,577		74,562,384
2Q2023	227,884	(5%)	49,040	(10%)	57,711,637	(23%)
CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	518,965		163,101		320,376,365
2021	773,284	49%	151,715	(7%)	752,720,070	135%
2022	781,373	1%	202,145	33%	314,462,672	(58%)

2Q2022	188,617		50,313		77,283,249
2Q2023	194,082	3%	48,506	(4%)	55,664,831	(28%)

1Q2023	209,605		53,957		72,041,499
2Q2023	194,082	(7%)	48,506	(10%)	55,664,831	(23%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2020	39,840		2,523		7,249,464
2021	35,680	(10%)	2,079	(18%)	5,061,983	(30%)
2022	34,501	(3%)	3,205	54%	4,666,872	(8%)

2Q2022	8,518		855		1,058,465
2Q2023	8,919	5%	604	(29%)	1,009,047	(5%)

1Q2023	8,470		620		959,682
2Q2023	8,919	5%	604	(3%)	1,009,047	5%

[1]	Includes options on futures.

CUSTOMER STATISTICS

Year over Year	2Q2023	2Q2022	% Change
Total Accounts (in thousands)	2,290	1,923	19%
Customer Equity (in billions)[1]	$365.0	$294.8	24%

Cleared DARTs (in thousands)	1,673	1,927	(13%)
Total Customer DARTs (in thousands)	1,865	2,173	(14%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.11	$2.74	14%
Cleared Avg. DARTs per Account (Annualized)	186	259	(28%)

Consecutive Quarters	2Q2023	1Q2023	% Change
Total Accounts (in thousands)	2,290	2,195	4%
Customer Equity (in billions)[1]	$365.0	$343.1	6%

Cleared DARTs (in thousands)	1,673	1,845	(9%)
Total Customer DARTs (in thousands)	1,865	2,054	(9%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.11	$3.16	(2%)
Cleared Avg. DARTs per Account (Annualized)	186	214	(13%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022

	(in millions)
Average interest-earning assets
Segregated cash and securities	$61,038	$50,508	$60,359	$46,898
Customer margin loans	39,989	44,764	39,646	45,953
Securities borrowed	5,649	3,775	5,259	3,621
Other interest-earning assets	10,090	9,482	9,934	8,847
FDIC sweeps[1]	2,719	2,176	2,574	2,198
	$119,485	$110,705	$117,770	$107,517

Average interest-bearing liabilities
Customer credit balances	$96,416	$90,048	$96,109	$87,222
Securities loaned	9,729	10,599	9,150	10,844
Other interest-bearing liabilities	-	1	1	7
	$106,145	$100,648	$105,260	$98,073

Net interest income
Segregated cash and securities, net	$700	$53	$1,303	$60
Customer margin loans[2]	547	197	1,024	346
Securities borrowed and loaned, net	79	116	167	226
Customer credit balances, net[2]	(774)	(37)	(1,427)	(28)
Other net interest income1/3	145	22	270	30
Net interest income[3]	$697	$351	$1,337	$634

Net interest margin ("NIM")	2.34%	1.27%	2.29%	1.19%

Annualized yields
Segregated cash and securities	4.60%	0.42%	4.35%	0.26%
Customer margin loans	5.49%	1.77%	5.21%	1.52%
Customer credit balances	3.22%	0.17%	2.99%	0.06%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and six months ended June 30, 2023 and 2022, $5 million, $8 million, $3 million, and $4 million were reported in other fees and services, respectively. For the three and six months ended June 30, 2023 and 2022, -$2 million, -$2 million, $0 million, and $0 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022

	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$1,000	$656	$2,056	$1,301

Non-GAAP adjustments
Currency diversification strategy, net	55	53	54	71
Mark-to-market on investments[2]	9	8	(31)	37
Total non-GAAP adjustments	64	61	23	108
Adjusted net revenues	$1,064	$717	$2,079	$1,409

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$652	$392	$1,413	$786

Non-GAAP adjustments
Currency diversification strategy, net	55	53	54	71
Mark-to-market on investments[2]	9	8	(31)	37
Total non-GAAP adjustments	64	61	23	108
Adjusted income before income taxes	$716	$453	$1,436	$894

Adjusted pre-tax profit margin	67%	63%	69%	63%

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022

	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$125	$72	$273	$145

Non-GAAP adjustments
Currency diversification strategy, net	14	13	14	17
Mark-to-market on investments[2]	2	2	(8)	9
Income tax effect of above adjustments[3]	(3)	(3)	(1)	(5)
Total non-GAAP adjustments	13	12	5	20
Adjusted net income available for common stockholders	$138	$84	$278	$165

Note: Amounts may not add due to rounding.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022

	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.20	$0.72	$2.62	$1.46

Non-GAAP adjustments
Currency diversification strategy, net	0.13	0.13	0.13	0.17
Mark-to-market on investments[2]	0.02	0.02	(0.07)	0.09
Income tax effect of above adjustments[3]	(0.03)	(0.03)	(0.01)	(0.05)
Total non-GAAP adjustments	0.12	0.12	0.04	0.20
Adjusted diluted EPS	$1.32	$0.84	$2.67	$1.66

Diluted weighted average common shares outstanding	104,463,729	99,695,489	104,254,888	99,461,867

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our mark-to-market gains (losses) on investments.

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting which are measured at fair value, on our U.S. government and municipal securities portfolio, which are typically held to maturity, and on certain other investments, including equity securities taken over by the Company from customers related to losses on margin loans.

3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.